Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2022 FIRST QUARTER RESULTS

NEW YORK, NY, May 5, 2022 – Alleghany Corporation (NYSE-Y) announced its financial results for the first quarter of 2022. Book value per share was $638.83 at March 31, 2022, a decrease of 5.4% from December 31, 2021. Excluding the change in accumulated other comprehensive income, book value per share increased 1.2% from December 31, 2021.

Highlights for the first quarter are summarized below1:

•
Net premiums written of $1,793 million increased 2.2%, with reinsurance down 2.6% and insurance up 20.8%.
•
Underwriting profit2 was $187 million (combined ratio of 88.4%), compared with an underwriting profit of $17 million (combined ratio of 99.0%); before catastrophe losses, underwriting profit was $237 million (combined ratio of 85.3%), compared with $198 million (combined ratio of 87.7%).
•
Net investment income decreased 26.1% to $114 million from $154 million.
•
Alleghany Capital revenue3 increased 47.7% to $1,121 million from $759 million.
•
Alleghany Capital earnings before income taxes and adjusted earnings2 before income taxes were $95 million and $102 million, respectively, compared with $36 million and $46 million, respectively.
•
Net earnings attributable to Alleghany stockholders of $126 million or $9.29 per diluted share, compared with $230 million or $16.37 per diluted share.
•
Adjusted earnings of $255 million or $18.85 per diluted share, compared with $138 million or $9.81 per diluted share.

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1 All comparisons are to the same period of the prior year, unless otherwise stated.

2 Underwriting profit and adjusted earnings are non-GAAP financial measures as defined in SEC Regulation G. Refer to "Non-GAAP Financial Measures" below.

3 Relates to Alleghany Capital product and service revenues.

Joe Brandon, President and Chief Executive Officer, commented “Alleghany’s businesses continued to generate strong operating results, producing adjusted earnings of $255 million in the first quarter. This excellent result was more than offset by the decline in investment values during the first quarter, which reduced book value per share by 5.4% to $638.83, predominantly reflecting unrealized losses on the bond portfolio resulting from rising interest rates.

“Net premiums earned of $1.6 billion and a combined ratio of 88.4% produced an underwriting profit of $187 million. RSUI net premiums written grew in the first quarter by 25.5% reflecting double-digit rate growth in its most significant product lines and producing a record underwriting profit of $115 million and a combined ratio of 66.9%. TransRe’s net premiums written grew by 11.2% excluding the impact of a quota share treaty it decided not to renew in the 2021 fourth quarter. Despite catastrophe loss activity in the first quarter related to the Russia / Ukraine conflict and severe international weather activity, TransRe produced $72 million of underwriting profit and a 93.9% combined ratio, benefiting from profitable growth in casualty and specialty lines and continued reductions in net catastrophe exposure.

“Alleghany Capital had an excellent 2022 first quarter and more than doubled adjusted earnings before income taxes to $102 million, driven primarily by increased earnings at Jazwares, W&W|AFCO Steel and IPS. Strong order flow, building backlogs and margin expansion continues across the portfolio of companies.

“We remain excited about the pending merger with Berkshire Hathaway and the opportunities it presents for our businesses. The process is proceeding as expected and in line with the timeframes previously announced.”

The following table summarizes results for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,		Percent
	2022	2021	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$2,718.7	$2,653.7	2.4%
Net premiums written	1,792.8	1,754.8	2.2%
Alleghany Capital product and service revenues	1,121.4	759.1	47.7%
Net investment income	113.5	153.5	(26.1%)
Change in the fair value of equity securities	(138.9)	112.7	(223.2%)

Earnings:
Earnings before income taxes	$214.0	$296.9	(27.9%)
Underwriting profit	186.5	16.7	1016.8%
Net earnings attributable to Alleghany stockholders	125.7	230.0	(45.3%)
Adjusted earnings	254.9	138.3	84.3%

Share and per share data:
Earnings per diluted share	$9.29	$16.37	(43.3%)
Adjusted earnings per diluted share	18.85	9.81	92.2%
Weighted average diluted shares outstanding	13,522,787	13,998,986	(3.4%)

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,		Percent
	2022	2021	Change
	(in millions)
Net premiums written:
Reinsurance segment	$1,358.0	$1,394.9	(2.6%)
Insurance segment	434.8	359.9	20.8%
	$1,792.8	$1,754.8	2.2%

Underwriting profit:
Reinsurance segment	$71.6	$5.0	1332.0%
Insurance segment	114.9	11.7	882.1%
	$186.5	$16.7	1016.8%

Combined ratio:
Reinsurance segment	93.9%	99.6%	(5.7%)
Insurance segment	74.0%	96.9%	(22.9%)
Consolidated	88.4%	99.0%	(10.6%)

Underwriting profit excluding catastrophe losses:
Reinsurance segment	$119.5	$104.7	14.1%
Insurance segment	117.0	92.9	25.9%
	$236.5	$197.6	19.7%

Combined ratio excluding catastrophe losses:
Reinsurance segment	89.8%	91.5%	(1.7%)
Insurance segment	73.5%	75.2%	(1.7%)
Consolidated	85.3%	87.7%	(2.4%)

Reinsurance

TransRe’s renewals at both January 1, 2022 and April 1, 2022 saw growth across the casualty and specialty business and reduced property catastrophe business. TransRe continues to benefit from underlying margin improvement from its predominantly proportional business.

TransRe’s net premiums written decreased 2.6% in the first quarter of 2022 from the first quarter of 2021, reflecting the impact of TransRe's decision to not renew a certain large whole account quota share treaty, or the “Quota Share Treaty,” as of December 31, 2021. Also contributing was, to a lesser extent, decreases in the property lines of business, partially offset by improving rates and growth in various U.S. professional liability and casualty lines of business.

TransRe’s combined ratio for the first quarter of 2022 was 93.9% compared with 99.6% for the first quarter of 2021. The decrease in the combined ratio in the first quarter of 2022 from 2021 primarily reflects a decrease in catastrophe losses and an improved current year attritional loss ratio.

TransRe’s current year catastrophe losses in the 2022 first quarter were $48 million and included $35 million from the ongoing conflict between Russia and Ukraine and $13 million from Australian floods. In the first quarter of 2021, TransRe incurred $100 million of losses related to Winter Storm Uri and other storms (collectively, “Winter Storms”). TransRe’s underwriting profits excluding catastrophe losses were $120 million in the first quarter of 2022, an increase of 14.1% compared with the first quarter of 2021.

Insurance

Insurance segment net premiums written increased 20.8% in the first quarter of 2022 from the first quarter of 2021, reflecting growth at both RSUI and, to a lesser extent, CapSpecialty.

RSUI’s net premiums written increased 25.5% in the first quarter of 2022 from the first quarter of 2021, primarily reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property, professional liability and management liability lines of business.

RSUI’s combined ratio for the first quarter of 2022 was 66.9% compared with 96.0% for the first quarter of 2021. The decrease in the combined ratio in the first quarter of 2022 from the first quarter of 2021 primarily reflects lower catastrophe losses and the impact of higher net premiums earned.

RSUI’s catastrophe losses in the first quarter of 2022 were $2 million related to severe weather in the U.S. Catastrophe losses in the first quarter of 2021 were $80 million, virtually all of which related to the Winter Storms. RSUI’s underwriting profits excluding catastrophe losses were $117 million in the first quarter of 2022, an increase of 27.9% compared with the first quarter of 2021.

CapSpecialty's net premiums written increased 6.1% in the first quarter of 2022 from the first quarter of 2021 primarily reflecting growth in the certain specialty casualty and professional liability lines of business and, to a lesser extent, growth in the surety lines of business, partially offset by a curtailment of certain unprofitable producer relationships and declines in property lines of business.

CapSpecialty’s combined ratio for the first quarter of 2022 was 99.8% compared with 99.6% for the first quarter of 2021. The increase in the combined ratio in the first quarter of 2022 reflects higher unfavorable prior accident year loss reserve development, partially offset by lower catastrophe losses and an improved expense ratio.

Alleghany Capital

The following table summarizes earnings before income taxes and adjusted earnings before income taxes for the Alleghany Capital segment for the three months ended March 31, 2022 and 2021:

	Three Months Ended March 31,
	2022				2021
	Industrial	Consumer & services	Corp. & other	Total	Industrial	Consumer & services	Corp. & other	Total
	($ in millions)

Earnings (losses) before income taxes	$34.2	$69.7	$(9.1)	$94.8	$26.3	$13.9	$(4.5)	$35.7

Less: net realized capital gains	(1.2)	(4.9)	-	(6.1)	(0.1)	(0.8)	-	(0.9)
Add: amortization of intangible assets	4.8	8.9	-	13.7	4.0	7.3	-	11.3

Adjusted earnings (losses) before income taxes	$37.8	$73.7	$(9.1)	$102.4	$30.2	$20.4	$(4.5)	$46.1

The increase in earnings before income taxes in the first quarter of 2022 from the first quarter of 2021 primarily reflects higher revenues and improved margins at Jazwares as its popular products such as Squishmallows continue to resonate. Increased earnings from W&W|AFCO Steel and IPS also contributed to the improved results in the first quarter of 2022 as each successfully executed on higher margin projects. IPS’s revenues and earnings also reflect the addition of Linesight, acquired in October 2021.

INVESTMENTS

Alleghany reported net investment income for the first quarter of 2022 of $114 million, representing a decrease of 26.1% from the first quarter of 2021, primarily reflecting lower partnership income and, to a lesser extent, lower dividend income due to a lower concentration of higher yielding equity securities. The lower partnership income in the first quarter of 2022 reflects a lack of appreciation compared with significant appreciation in a partnership with some exposure to cryptocurrencies, as well as lower returns in certain partnerships that invest in lower-quality debt securities.

Financial statement total return4 on investments was (3.7%) for the first quarter of 2022, compared with 0.0% for the first quarter of 2021, primarily reflecting depreciation in the value of Alleghany’s debt and equity securities portfolio.

OTHER FINANCIAL INFORMATION

As of March 31, 2022, Alleghany had 13,454,888 shares of its common stock outstanding, compared with 13,598,535 shares of its common stock outstanding as of December 31, 2021.

Through March 18, 2022, Alleghany repurchased an aggregate of 144,864 shares of its common stock in the open market for $96.0 million, at an average price per share of $662.60. Upon the public announcement of the merger agreement, repurchases of shares of common stock ceased.

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4 As calculated in Alleghany's financial supplement available on Alleghany's website. See "Additional Information".

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2022 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (“TransRe”), a leading global reinsurer; RSUI Group, Inc. (“RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (“CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (“Alleghany Capital”) owns and supports a diverse portfolio of eight non-financial businesses. Alleghany Capital’s industrial businesses include: (i) Precision Cutting Technologies, Inc., which provides precision automated machine tool solutions and high-performance carbide end mills and manufactures and services waterjet orifices and nozzles; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (“W&W|AFCO Steel”); (iv) Wilbert Funeral Services, Inc. (“Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets; and (v) Piedmont Manufacturing Group, LLC (“Piedmont”), a provider of injection molded and thermoformed parts and multi-component assemblies for original equipment manufacturer customers in a range of end-markets. Alleghany Capital’s consumer & services businesses include: (i) IPS-Integrated Project Services, LLC (“IPS”), a global provider of design, engineering and related services to the biopharmaceutical and life sciences markets, and cost and project management services for clients in the data center, technology and other sectors; (ii) Jazwares, LLC (“Jazwares”), a global toy company; and (iii) CHECO Holdings, LLC ("Concord"), a hotel management and development company.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include: (i) net investment income; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; (v) product and service revenues; (vi) other operating expenses; (vii) corporate administration; (viii) amortization of intangible assets; and (ix) interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Alleghany also uses underwriting profit excluding catastrophe losses as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments without consideration of catastrophe losses.

A reconciliation of underwriting profit and underwriting profit before catastrophe losses to earnings before income taxes is presented below.

	Three Months Ended March 31,
	2022	2021
	(in millions)

Earnings before income taxes	$214.0	$296.9

Adjustments to earnings before income taxes:
Net investment income	113.5	153.5
Change in the fair value of equity securities	(138.9)	112.7
Net realized capital gains	(10.0)	12.9
Change in allowance for credit losses on available for sale securities	(0.6)	2.0
Product and service revenues	1,149.2	767.8
Other operating expenses	(1,028.8)	(723.9)
Corporate administration	(10.7)	(9.6)
Amortization of intangible assets	(14.1)	(11.5)
Interest expense	(32.1)	(23.7)
	27.5	280.2

Underwriting profit	186.5	16.7

Current year catastrophes	50.0	180.9

Underwriting profit excluding catastrophe losses	236.5	197.6

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis): (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, net realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended March 31,
	2022	2021
	(in millions, except share and per share amounts)

Net earnings attributable to Alleghany stockholders¹	$125.7	$230.0

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	(138.9)	112.7
Net realized capital gains	(10.0)	12.9
Change in allowance for credit losses on available for sale securities	(0.6)	2.0
Amortization of intangible assets	(14.1)	(11.5)
Income tax effect of adjustments	34.4	(24.4)

	(129.2)	91.7

Adjusted earnings	$254.9	$138.3

Weighted average diluted common shares outstanding	13,522,787	13,998,986

Earnings per diluted share	$9.29	$16.37

Adjusted earnings per diluted share	$18.85	$9.81

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1 The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents product and service revenues and net investment income less other operating expenses and interest expense, and does not include: (i) change in the fair value of equity securities; (ii) net realized capital gains; (iii) change in allowance for credit losses on available for sale securities; and (iv) amortization of intangible assets. Because adjusted earnings before income taxes excludes change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes the effect of changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	March 31, 2022	December 31, 2021
	($ in millions, except share and per share amounts)

Stockholders' equity attributable to Alleghany stockholders	$8,595.4	$9,186.9

Less: AOCI	(464.5)	141.8
	$9,059.9	$9,045.1

Shares outstanding	13,454,888	13,598,535

Book value per share	$638.83	$675.58
Book value per share excluding AOCI	$673.35	$665.15

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•
significant weather-related or other natural or man-made catastrophes and disasters;
•
the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current worldwide coronavirus pandemic, known as COVID-19, including its impact on Alleghany’s business;
•
the cyclical nature of the property and casualty reinsurance and insurance industries;
•
changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•
adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•
the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•
the cost and availability of reinsurance;
•
the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;
•
legal, political, judicial and regulatory changes;
•
increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•
changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•
claims development and the process of estimating reserves;
•
exposure to terrorist acts and acts of war;
•
the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•
the uncertain nature of damage theories and loss amounts;
•
the loss of key personnel of Alleghany or its operating subsidiaries;
•
fluctuation in foreign currency exchange rates;
•
the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•
the ability to make payments on, or repay or refinance, Alleghany’s debt;
•
risks inherent in international operations;
•
difficult and volatile conditions in the global economy;
•
the failure to complete the merger with Berkshire Hathaway Inc. on the terms and timeline currently contemplated or at all;
•
risks related to the conduct of our business while the merger with Berkshire Hathaway Inc. is pending; and
•
risks related to uncertainties related to the consummation of the merger with Berkshire Hathaway Inc.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2021 Form 10-K and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James
Alleghany Corporation
212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2022 – $2,400,563; 2021 – $2,552,722)	$3,413,525	$3,683,820
Debt securities (amortized cost: 2022 – $15,993,207; 2021 – $15,727,143; allowance for credit losses: 2022 – $1,084; 2021 – $502)	15,558,624	16,061,560
Short-term investments	1,305,804	1,142,258
	20,277,953	20,887,638
Commercial mortgage loans	462,556	475,860
Other invested assets	561,195	557,800
Total investments	21,301,704	21,921,298
Cash	993,056	927,966
Accrued investment income	93,895	87,610
Premium balances receivable	1,528,474	1,458,679
Reinsurance recoverables	2,164,653	2,195,975
Ceded unearned premiums	483,088	463,412
Deferred acquisition costs	636,654	586,753
Property and equipment at cost, net of accumulated depreciation and amortization	303,591	304,452
Goodwill	754,648	753,607
Intangible assets, net of amortization	909,420	924,406
Net deferred tax assets	104,966	—
Funds held under reinsurance agreements	506,005	634,182
Other assets	2,114,273	2,010,335
Total assets	$31,894,427	$32,268,675

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$14,316,367	$14,357,635
Unearned premiums	3,386,395	3,179,513
Senior notes and other debt	2,822,777	2,847,199
Reinsurance payable	360,919	322,902
Current taxes payable	63,912	34,297
Net deferred tax liabilities	—	56,958
Other liabilities	1,982,891	1,965,943
Total liabilities	22,933,261	22,764,447
Redeemable noncontrolling interests	365,793	317,346
Common stock (shares authorized: 2022 and 2021 – 22,000,000; shares issued: 2022 and 2021 – 17,459,961)	17,460	17,460
Contributed capital	3,593,370	3,608,905
Accumulated other comprehensive (loss) income	(464,460)	141,822
Treasury stock, at cost (2022 – 4,005,073 shares; 2021 – 3,861,426 shares)	(2,029,904)	(1,934,531)
Retained earnings	7,478,907	7,353,226
Total stockholders’ equity attributable to Alleghany stockholders	8,595,373	9,186,882
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$31,894,427	$32,268,675

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended March 31,
	2022	2021
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,605,458	$1,604,763
Net investment income	113,476	153,484
Change in the fair value of equity securities	(138,777)	112,728
Net realized capital gains	(10,003)	12,931
Change in allowance for credit losses on available for sale securities	(582)	1,972
Product and service revenues	1,149,162	767,835
Total revenues	2,718,734	2,653,713

Costs and Expenses
Net loss and loss adjustment expenses	941,787	1,112,070
Commissions, brokerage and other underwriting expenses	477,165	476,036
Other operating expenses	1,028,892	723,889
Corporate administration	10,723	9,558
Amortization of intangible assets	14,082	11,478
Interest expense	32,110	23,752
Total costs and expenses	2,504,759	2,356,783

Earnings before income taxes	213,975	296,930
Income taxes	45,082	58,867
Net earnings	168,893	238,063
Net earnings attributable to noncontrolling interest	43,212	8,022
Net earnings attributable to Alleghany stockholders	$125,681	$230,041

Net earnings	$168,893	$238,063
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($163,282) and ($57,932) in 2022 and 2021, respectively	(614,251)	(217,935)
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of $2,223 and ($3,130) for 2022 and 2021, respectively	8,362	(11,773)
Change in unrealized currency translation adjustment, net of deferred taxes of ($139) and $654 for 2022 and 2021, respectively	(523)	2,461
Retirement plans	130	(965)
Comprehensive (loss) income	(437,389)	9,851
Comprehensive income attributable to noncontrolling interests	43,212	8,022
Comprehensive (loss) income attributable to Alleghany stockholders	$(480,601)	$1,829

Basic earnings per share attributable to Alleghany stockholders	$9.29	$16.44
Diluted earnings per share attributable to Alleghany stockholders	9.29	16.37